Exhibit 99.2

GLOBAL CROSSING LTD. AND SUBSIDIARIES
(In Provisional Liquidation in the Supreme Court of Bermuda)

CONSOLIDATED BALANCE SHEET*
OCTOBER 31, 2002
(UNAUDITED) (NOTE 1)

(in millions, except share and per share information)

ASSETS:
Cash and cash equivalents	$483
Restricted cash and cash equivalents	343
Accounts receivable, net	594
Other assets and prepaid costs	223

Total current assets	1,643
Property and equipment, net	11,978
Investments in and advances to/from affiliates, net	451
Other assets	162
Net assets of discontinued operations	408

Total assets	$14,642

LIABILITIES:
Liabilities not subject to compromise
Accounts payable	$223
Accrued construction costs	187
Accrued cost of access	169
Accrued interest and dividends	17
Current portion of deferred revenue	376
Current portion of long-term debt	75
Current portion of obligations under capital leases	17
Other current liabilities	536

Total current liabilities	1,600
Long-term debt	1,219
Obligations under capital leases	77
Deferred revenue	2,726
Other deferred liabilities	342

Total liabilities not subject to compromise	5,964

Liabilities subject to compromise
Accounts payable	158
Accrued construction costs	221
Accrued cost of access	292
Accrued interest and dividends	194
Other liabilities	422
Debt obligations	6,634
Obligations under capital leases	48
Total liabilities subject to compromise**	7,969
Total liabilities	13,933

MINORITY INTEREST	541

MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE PREFERRED STOCK	3,269

SHAREHOLDERS’ EQUITY:
Common stock, 3,000,000,000 shares authorized, par value $.01 per share, 909,583,998 shares issued as of October 31, 2002	9
Treasury stock, 22,033,758 shares	(209)
Additional paid-in capital and other shareholders’ equity	13,427
Accumulated deficit	(16,328)

(3,101)

Total liabilities and shareholders’ equity	$14,642

*
The accompanying notes are an integral part of this unaudited consolidated balance sheet. The above unaudited consolidated balance sheet includes the financial position of Asia Global Crossing Ltd. and all of its subsidiaries.

**
Total liabilities subject to compromise is the current estimate by Global Crossing Ltd. (in provisional liquidation in the Supreme Court of Bermuda) and its debtor subsidiaries of the total claims that will be restructured in their chapter 11 cases. See Notes 1 and 4.

1.  Background and Organization

Bankruptcy Filings–

On January 28, 2002 (the “Commencement Date”) and thereafter, Global Crossing Ltd. (“GCL” and, together with its consolidated subsidiaries, the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

Certain of the subsidiaries of GCL are not Debtors in these chapter 11 cases. The Debtors continue to manage their properties and operate their businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On November 17, 2002, Asia Global Crossing, Ltd. (“AGC”), one of GCL’s majority-owned subsidiaries, and one of AGC’s wholly owned subsidiaries, Asia Global Crossing Development Company (“AGCDC”), filed voluntary petitions for relief under the Bankruptcy Code. On the same date, AGC commenced joint provisional liquidation cases in the Bermuda Court. Similarly, Pacific Crossing Ltd. (“PCL”), a majority owned subsidiary of AGC, filed voluntary petitions for relief under the Bankruptcy Code. AGC’s and PCL’s bankruptcy proceedings are being administered separately and are not being consolidated with the Debtors’ proceedings. Accordingly, for purposes of the accompanying unaudited consolidated balance sheet, AGC, AGCDC and PCL are not reported as “Debtors”. See Note 2, Basis of Presentation and Note 7, Asia Global Crossing.

Under the Bankruptcy Code, the collection of certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed while the Debtors continue business operations as debtors in possession. Those claims are reflected in the unaudited consolidated balance sheet as ‘liabilities subject to compromise’. Additional ‘liabilities subject to compromise’ may arise subsequent to the Commencement Date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. The collection of secured claims against the Debtors’ assets (“Secured Claims”) also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay. Secured Claims are secured primarily by liens on the common equity of certain subsidiaries of the Company. Legal actions against those Debtors that are also subject to provisional liquidation in Bermuda are stayed in accordance with the Bermudian Companies Act.

Included in the unaudited consolidated balance sheet are $7,969 of liabilities subject to compromise, which represent the Debtors current estimate of the total claims that will be restructured in their chapter 11 cases. Furthermore, the Bar Date for the Debtors cases, which is the deadline by which claimants are required to file claims in excess of those claims previously submitted to the Bankruptcy Court by the Debtors, was September 30, 2002 for bankruptcy petitions filed between January 28, 2002 and August 4, 2002. The Bar Date for bankruptcy petitions filed on August 30, 2002 was October 25, 2002. Additional claims filed by such dates were approximately $170,691 for claims subject to the September 30, 2002 Bar Date and $65,827 for claims subject to the October 25, 2002 Bar Date. Based upon the Debtors’ preliminary assessment, the Debtors believe that most of the additional filed claims received by the Bar Dates have no validity. The Debtors will continue to evaluate these additional claims as well as the amount and classification of their pre petition liabilities in general through the remainder of their chapter 11 cases. Should the Debtors, through this ongoing evaluation, identify additional liabilities subject to compromise, such amount will be recognized accordingly. As a result, ‘liabilities subject to compromise’ is subject to change. Claims classified as ‘liabilities subject to compromise’ represent secured as well as unsecured claims and are identified as Class A through Class G claims in the Debtors’ Disclosure Statement (see Plan of Reorganization below).

Since the date of the Purchase Agreement (see Plan of Reorganization below), the Bankruptcy Court has approved various settlement agreements with certain vendor creditors of the Company, including several significant vendor creditors. These settlements resolved claims against debtor as well as non-debtor entities which total several hundred millions of dollars. The pre-settlement amounts are presently included in “liabilities subject to compromise” for certain debtor entities and “liabilities not subject to compromise” for certain non-debtor entities. The Company anticipates additional settlements in the remaining period of the cases.

Plan of Reorganization–

On September 16, 2002, the Company filed a chapter 11 plan of reorganization (the “Plan”) and accompanying disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court. On October 17, 2002, the Company filed an amended Plan and amended Disclosure Statement. On October 21, 2002, the Court entered an order approving the Disclosure Statement. Commencing on December 4, 2002, hearings were held in respect of the confirmation of the Plan. On December 26, 2002, the Bankruptcy Court entered an order confirming the Plan.

Recent Events and Investigations-

On April 2, 2002 the Company announced that the filing with the Securities and Exchange Commission (“SEC”) of its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 would be delayed. Arthur Andersen LLP (“Andersen”), the Company’s independent public accountants at the time, had previously informed the Company that Andersen would not be able to deliver an audit report with respect to the Company’s financial statements for the year ended December 31, 2001 contained in the Annual Report on Form 10-K until the completion of an investigation by a special committee of the Company’s board of directors into allegations regarding the Company’s accounting and financial reporting practices made by a former employee of the Company. Among these allegations are claims that the Company’s accounting for purchases and sales of fiber optic capacity and services with its carrier customers (“concurrent transactions”) has not complied with Generally Accepted Accounting Principles (“GAAP”).

During June 2002, Andersen informed the Company and the audit committee of its board of directors that Andersen’s conviction for obstruction of justice would effectively end the firm’s audit practice and, as a result, Andersen expected that it would cease practicing before the SEC by August 31, 2002. Andersen has ceased such practice and, as a result, Andersen is unable to perform the audit and provide an audit report with respect to the Company’s financial statements for the year ended December 31, 2001. In recognition of these investigations, the cessation of Andersen’s audit practice and in light of the demands of the bankruptcy process, the Company has not yet completed preparation of its financial statements and other disclosures required in the Form 10-K. Any changes to the financial statements resulting from any of the factors described herein and the completion of the 2001 financial statement audit could materially affect the accompanying unaudited consolidated balance sheet.

The Los Angeles office of the SEC is inquiring into the Company’s concurrent transactions, as well as various accounting and disclosure issues relating to such transactions. The U.S. Attorney’s Office for the Central District of California also has been investigating these matters. The Company has produced documents to the SEC and the U.S. Attorney in connection with these inquiries. The SEC also has deposed a number of current or former Company directors, officers and employees and the Company’s outside counsel, which rendered legal advice in connection with certain issues relating to the concurrent transactions. The FBI, on behalf of the U.S. Attorney, also has interviewed former Company officers and employees. The Company has been, and continues to be, engaged in discussions with the SEC staff conducting the inquiry regarding the possibility of a settlement thereof.

On October 21, 2002, the Company announced that it will restate certain financial statements contained in filings previously made with the SEC. The Company’s restatements will record exchanges between carriers of leases of telecommunications capacity at historical carryover basis, pursuant to Accounting Principles Board Opinion No. 29 (“APB No. 29”), resulting in no recognition of revenue for such exchanges. The Company had previously relied on guidance provided by Andersen, its independent accounting firm during the periods subject to restatement, and on an Andersen-authored industry white paper that set forth principles for accounting for sales and exchanges of telecommunications capacity and services. The SEC staff, however, has advised the Company that its previous accounting for these exchanges did not comply with GAAP, and that financial statements materially affected by accounting for the exchange transactions at historical carryover basis must be restated. Andersen has notified the Company that it does not agree with the interpretation of APB No. 29 that requires the restatement.

The Company has also determined that, for exchanges that involve service contracts, it will continue to record revenue over the lives of the relevant contracts at fair values under APB No. 29, but that its balance sheet will not reflect the entire value of the contracts received or given in the exchanges. Accordingly, the revenue contributed by previous exchanges involving service contracts will not be restated, but the fair values of these exchanges involving services will be removed from the balance sheets previously filed. The SEC staff does not object to the Company’s conclusions regarding this new treatment of exchanges involving service contracts.

The Company ceased recognition of revenue related to exchanges of leases of telecommunications capacity as of October 1, 2002. The detailed application of the accounting for exchanges of capacity and services is not complete, and the effects of the restatements described above on Total Assets, Total Liabilities and Depreciation have not yet been reflected in the unaudited consolidated balance sheet included herein. The Company estimates that the impact of recording all such transactions at carrying value rather than fair value would be to reduce the amounts reported for Total Assets as well as Total Liabilities and Shareholders’ Equity by approximately $1,200 as of October 31, 2002.

As previously reported, the Company estimates that the restatement of financial statements for the nine months ended September 30, 2001, contained in its Quarterly Report on Form 10-Q, would result in changes to previously reported financial data. Total Assets and Total Liabilities and Shareholders’ Equity of $25,511 would each be reduced by approximately $1,200.

The Company has not yet filed its results for the full year 2001 and expects to utilize the accounting treatment described above for exchanges of telecommunications capacity and service contracts as it prepares that filing, and as it reports results in the future.

With respect to financial statements filed for relevant periods in the year 2000, the Company believes that the effects on the balance sheets would be immaterial.

The Company has provided documents to the Denver office of the SEC in connection with an inquiry that, the Company understands, is focused on Qwest Communications International, Inc., with which the Company entered into several concurrent transactions during 2000 and 2001. The Denver office also has deposed a number of current or former Company employees regarding these matters.

The Department of Labor (“DOL”) is conducting an investigation related to the administration of the Company’s benefit plans. The Company has produced documents to the DOL and a number of the Company’s current and former officers and employees have been interviewed by the DOL’s staff.

During the 107th Congress, the staff of the Subcommittee on Oversight and Investigations of the House of Representatives Energy and Commerce Committee investigated the matters described above. In connection with that investigation, the Company produced documents and the staff interviewed current and former officers and employees of the Company. The Subcommittee held hearings on September 24, 2002, and October 1, 2002, regarding the matters described above. The House of Representatives Financial Services Committee requested that the Company produce documents on matters relating to corporate governance and the Company’s proposed transaction with Hutchison Telecommunications Limited (“Hutchison”) and Singapore Technologies Telemedia Pte Ltd (“ST Telemedia”), and the Company has responded to those requests. In addition, in connection with his investigation of Salomon Smith Barney, the Attorney General of the State of New York has served three subpoenas for documents on the Company, to which the Company has responded by producing the requested documents.

In its Quarterly Report on Form 10-Q for the three months ended September 30, 2001, the Company stated that it was continuing to evaluate its long-lived assets due to changes in market conditions, with such evaluation potentially resulting in additional material write-downs of goodwill and intangible assets. Subsequently, the Company announced that the net loss for the three months ended December 31, 2001 is expected to reflect the write-off of the Company’s remaining goodwill and other intangible assets, which total approximately $8,000, as well as a multi-billion dollar write-down of tangible assets.

The accompanying unaudited consolidated balance sheet reflects the write-off of all of the Company’s goodwill and other identifiable intangible assets. The Company has recently prepared its revised financial plan for 2003 through 2006, including the related cash flow forecast. The Company is currently in the process of evaluating this data to determine the potential impairment of its long lived assets. As a result of the foregoing, the Company has not yet completed its tangible asset valuation under Statement of Financial Accounting Standards (“SFAS”) No. 121 “Impairment of Long-Lived Assets”, and the unaudited consolidated balance sheet included herein does not reflect any write down of its tangible asset value. However, in light of the transaction with Hutchison and ST Telemedia and the bankruptcy filings of AGC and PCL, see Note 7, Asia Global Crossing, the Company has determined that it will significantly write down the current carrying value of its tangible assets. The Company is in the process of completing its detailed assessment of the remaining asset value and the appropriate allocation thereof among entities and asset categories, but currently estimates the net write down will be at least $10,000 (including the $1,200 reduction relating to the aforementioned restatement). In connection with the write down described above, the Company will also write-down the carrying value of AGC’s interest in Hutchison Global Crossing (“HGC”) by $450, which represents the difference between the proceeds received and the carrying value of AGC’s interest in HGC at the point of sale. AGC sold its interest in HGC on April 30, 2002, as disclosed in the Company’s Monthly Operating Report for the month of May, 2002. The $450 is reflected in the value of the Company’s tangible assets included in the accompanying unaudited consolidated balance sheet.

In light of the foregoing events, all previous guidance regarding future financial performance issued by the Company is no longer in effect and should be ignored.

2.    Basis of Presentation

The accompanying unaudited interim consolidated balance sheet as of October 31, 2002, includes the accounts of GCL and its consolidated subsidiaries, including AGC. All material intercompany balances and transactions have been eliminated.

Subject to the matters described in this Note 2 as well as Notes 1, 5 and 7, the accompanying unaudited consolidated balance sheet has been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual amounts and results could differ from those estimates.

The accompanying unaudited consolidated balance sheet has also been prepared in accordance with Statement of Position (“SOP”) No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code”. SOP 90-7 requires an entity to distinguish prepetition liabilities subject to compromise from postpetition liabilities on its balance sheet. In the accompanying unaudited consolidated balance sheet, the caption ‘liabilities subject to compromise’ reflects the Company’s best current estimate of the amount of pre-petition claims that will be restructured in the Debtors’ chapter 11 cases.

The accompanying unaudited consolidated balance sheet does not include all notes and certain financial presentations normally required under generally accepted accounting principles. Therefore, this balance sheet should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

3.     Summary of Significant Accounting Policies

Subject to the matters described in Notes 1, 2, 5 and 7, the accompanying unaudited consolidated balance sheet has been prepared in accordance with accounting principles generally accepted in the United States. The Company’s significant accounting policies are summarized as follows:

a)  Principles of Consolidation

The accompanying unaudited consolidated balance sheets include the accounts of GCL, its wholly owned subsidiaries and AGC, a majority owned subsidiary. All significant intercompany transactions have been eliminated.

b)  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual amounts and results could differ from those estimates.

The Company’s operations and financial performance may be affected by numerous factors, including changes in customer requirements, new laws and governmental regulations and policies, technological advances, entry of new competitors, changes in the willingness of financial institutions and other lenders to finance operations, the bankruptcy proceeding, and the pending investigations described in Note 1. The Company cannot predict which, if any, of these or other factors might have a significant impact on the telecommunications industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Company’s financial position.

c)  Cash and Cash Equivalents, Restricted Cash and Cash Equivalents (Current and Long Term)

The Company considers cash in banks and short-term highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents and restricted cash and cash equivalents are stated at cost, which approximates fair value. Restricted cash balances at October 31, 2002 were $350, including $7 classified as long-term and included in other assets in the accompanying unaudited consolidated balance sheet. In addition, the amount includes restricted funds at AGC of $17.

d)  Property and Equipment, net

Property and equipment, which includes amounts under capitalized leases, are stated at cost, net of depreciation and amortization. Major enhancements are capitalized, while expenditures for repairs and maintenance are expensed when incurred. Costs recorded prior to a network segment’s completion are reflected as construction in progress, which is reclassified to property and equipment at the date each segment of the applicable system becomes operational.

Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, with the exception of leasehold improvements and assets acquired through capital leases, which are depreciated over the lesser of the estimated useful lives or the term of the lease. Estimated useful lives are as follows:

Buildings	10-40 years
Leasehold improvements	2-25 years
Furniture, fixtures and equipment	2-30 years
Transmission equipment	7-25 years

e)  Income Taxes

The Company recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. However, in connection with the Debtors’ bankruptcy filings and the financial performance of the Company, income tax payments are not anticipated during the bankruptcy period. A full valuation allowance will be provided against any recognizable income tax benefit generated from current year losses until, in the opinion of the Company, the benefits are realizable.

f)  Effect of Foreign Currencies

For those subsidiaries not using the U.S. dollar as their functional currency, assets and liabilities are translated at exchange rates in effect at the balance sheet date. Resulting translation adjustments are recorded directly to a separate component of shareholders’ equity and are reflected in the accompanying unaudited consolidated balance sheet.

g)  Non-Monetary Transactions

The Company may exchange capacity with other capacity or service providers. These transactions are accounted for in accordance with Accounting Principles Board Opinion No. 29, “Accounting for Nonmonetary Transactions” (see Note 1, Background and Organization—Recent Events and Investigations).

h)  Deferred Revenue

The Company enters into agreements with its customers that may result in the receipt of cash before the relevant criteria for revenue recognition has been satisfied and as a result a liability is recorded as deferred revenue. In accordance with its current business plan, the Company has classified all deferred revenue recorded by the Debtors as ‘liabilities not subject to compromise’ on the accompanying unaudited consolidated balance sheet. Some portion of such liabilities in the future may become ‘liabilities subject to compromise’.

4.    The Debtors

The accompanying unaudited consolidated balance sheet is the consolidated balance sheet of GCL and all its subsidiaries, including GCL and the other 79 Debtors. The following is a list of all the Debtors.

Name	Case Number
GT U.K. Ltd.	02-11982 (REG)
SAC Peru S.R.L.	02-13765 (REG)
GC Pan European Crossing UK Limited	02-14268 (REG)
Global Crossing Network Center (UK) Ltd	02-14269 (REG)
South American Crossing Ltd. (Bermuda)**	02-14270 (REG)
GC Hungary Holdings Vagyonkezelo Korlatolt Felelossegu Tarsasag	02-14271 (REG)
GC Pan European Crossing Nederland B.V.	02-14272 (REG)
GC UK Holding Limited	02-14273 (REG)
Global Crossing Conferencing Limited (UK)	02-14274 (REG)
Global Crossing Intellectual Property, Ltd. (Bermuda)**	02-14275 (REG)
Global Crossing Intermediate UK Holdings Limited	02-14276 (REG)
Global Crossing Ireland Limited	02-14277 (REG)
Global Crossing Services Europe Limited	02-14278 (REG)
Global Crossing Services Ireland Limited	02-14279 (REG)
Global Crossing Venezuela B.V.	02-14280 (REG)
IXnet UK Limited	02-14281 (REG)
Mid-Atlantic Crossing Holdings UK Ltd	02-14282 (REG)
PAC Panama Ltd. (Bermuda)**	02-14283 (REG)
GT Netherlands B.V.	02-14284 (REG)
Global Crossing IXnet EMEA Holdings Limited	02-14285 (REG)
Global Crossing Portfolio Holdings Ltd. (Bermuda)**	02-14286 (REG)
GC SAC Argentina S.R.L.	02-14287 (REG)
SAC Brasil Ltda.	02-14288 (REG)
SAC Colombia Ltda.	02-14289 (REG)
Global Crossing Europe Limited	02-14290 (REG)
Global Crossing North America, Inc. (NY) (Frontier)	02-40187 (REG)
Global Crossing Ltd. (Bermuda)**	02-40188 (REG)
Atlantic Crossing Holdings Ltd. (Bermuda)**	02-40189 (REG)
Atlantic Crossing Ltd. (Bermuda)**	02-40190 (REG)
Atlantic Crossing II Ltd. (Bermuda)**	02-40191 (REG)
Global Crossing Holdings Ltd. (Bermuda)**	02-40192 (REG)
Global Crossing International Ltd. (Bermuda)**	02-40193 (REG)
Global Crossing Network Center Ltd. (Bermuda)**	02-40194 (REG)
Mid-Atlantic Crossing Holdings Ltd. (Bermuda)**	02-40195 (REG)
Mid-Atlantic Crossing Ltd. (Bermuda)**	02-40196 (REG)
Pan American Crossing Holdings Ltd. (Bermuda)**	02-40197 (REG)
Pan American Crossing Ltd. (Bermuda)**	02-40198 (REG)
South American Crossing Holdings Ltd. (Bermuda) **	02-40199 (REG)
ALC Communications Corporation (DE)	02-40200 (REG)
Atlantic Crossing Holdings U.K. Limited (U.K.)	02-40201 (REG)
Budget Call Long Distance, Inc. (DE)	02-40202 (REG)
Business Telemanagement, Inc. (CA)	02-40203 (REG)
Equal Access Networks, LLC (DE)	02-40204 (REG)
GC Dev. Co., Inc. (DE)	02-40205 (REG)
GC Mart LLC (MI)	02-40206 (REG)
GC Pacific Landing Corp (DE)	02-40207 (REG)
GC Pan European Crossing Holdings B.V. (Netherlands)	02-40208 (REG)
GC Pan European Crossing Luxembourg I S.a.r.l. (Luxembourg)	02-40209 (REG)
GC Pan European Crossing Luxembourg II S.a.r.l. (Luxembourg)	02-40210 (REG)
GC St. Croix Co. (USVI)	02-40211 (REG)
Global Crossing Advanced Card Services, Inc. (LA)	02-40212 (REG)
Global Crossing Bandwidth, Inc. (CA)	02-40213 (REG)
Global Crossing Billing, Inc. (MI) (f/k/a/ Frontier Billing Corp.)	02-40214 (REG)
Global Crossing Cyprus Holdings Limited (Cyprus)	02-40215 (REG)
Global Crossing Development Co. (DE)	02-40216 (REG)
Global Crossing Employee Services, Inc. (DE)	02-40217 (REG)

Global Crossing GlobalCenter Holdings, Inc. (DE)	02-40218 (REG)
Global Crossing Government Markets USA, Inc. (DE)	02-40219 (REG)
Global Crossing Holdings U.K. Limited (U.K.)	02-40220 (REG)
Global Crossing Holdings USA LLC (DE)	02-40221 (REG)
Global Crossing Internet Dial-Up, Inc. (DE)	02-40222 (REG)
Global Crossing Latin America & Caribbean Co. (DE)	02-40223 (REG)
Global Crossing Local Services, Inc. (MI)	02-40224 (REG)
Global Crossing Management Services, Inc. (DE)	02-40225 (REG)
Global Crossing North American Holdings, Inc. (DE)	02-40226 (REG)
Global Crossing North American Networks, Inc. (DE)	02-40227 (REG)
Global Crossing Telecommunications, Inc. (MI)	02-40228 (REG)
Global Crossing Telemanagement VA, LLC (VA)	02-40229 (REG)
Global Crossing Telemanagement, Inc. (WI)	02-40230 (REG)
Global Crossing USA Inc. (DE)	02-40231 (REG)
Global Crossing Ventures, Inc. (DE)	02-40232 (REG)
GT Landing Corp. (DE)	02-40233 (REG)
GT Landing II Corp. (DE)	02-40234 (REG)
IXnet, Inc. (DE)	02-40235 (REG)
MAC Landing Corp. (DE)	02-40236 (REG)
Metaclorin Investco II, Inc. (DE)	02-40237 (REG)
PAC Landing Corp. (DE)	02-40238 (REG)
Pan American Crossing U.K. Ltd. (U.K.)	02-40239 (REG)
Subsidiary Telco, LLC (DE)	02-40240 (REG)
US Crossing, Inc. (DE)	02-40241 (REG)

**In provisional liquidation in the Supreme Court of Bermuda

Combined intercompany accounts payable and accounts receivable of the Debtors as of October 31, 2002 was $17,664 and $17,714, respectively. Currently, the Company has not performed an evaluation as to the recoverability of these accounts.

The Company has not completed the process of reconciling its pre- and post-petition liabilities. In the accompanying unaudited consolidated balance sheet, the caption ‘liabilities subject to compromise’ reflects the Company’s best current estimate of the amount of pre-petition claims that will be restructured in the Debtors’ chapter 11 cases. Pursuant to court order, the Company has been authorized to pay certain prepetition operating liabilities incurred in the ordinary course of business (e.g. salaries and insurance). Since January 28, 2002, the Company has rejected certain of its pre-petition lease obligations within its rights under the Bankruptcy Code. The Company is in the process of calculating its estimated liability to the unsecured creditors affected by these lease rejections. Furthermore, the Bar Date for the Debtors cases, which is the deadline by which claimants are required to file claims in excess of those claims previously submitted to the Bankruptcy Court by the Debtors, was September 30, 2002 for bankruptcy petitions filed between January 28, 2002 and August 4, 2002. The Bar Date for bankruptcy petitions filed on August 30, 2002 was October 25, 2002. Additional claims filed by such dates were approximately $170,691 for claims subject to the September 30, 2002 Bar Date and $65,827 for claims subject to the October 25, 2002 Bar Date. Based upon the Debtors’ preliminary assessment, the Debtors believe that most of the additional filed claims received by the Bar Dates have no validity. The Debtors will continue to evaluate these additional claims as well as the amount and classification of their pre petition liabilities in general through the remainder of their chapter 11 cases. Should the Debtors, through this ongoing evaluation, identify additional liabilities subject to compromise, such amount will be recognized accordingly. As a result, ‘liabilities subject to compromise’ is subject to change.

5.    Discontinued Operations

On October 4, 2001 the Company’s Board of Directors approved a plan to divest its non-core operations of Global Marine Systems (“GMS”), a wholly owned subsidiary of the Company. The definitive agreement signed by the Company and Hutchison and ST Telemedia contemplates that the Company will retain its non-core businesses, including GMS. This agreement will become effective upon confirmation by the Bankruptcy Court of the Company’s plan of reorganization and is also based upon the Company’s ability to meet certain terms and conditions specified in the agreement. As a result, until this agreement is consummated the Company will continue to reflect GMS as discontinued operations. The financial position of GMS is shown in the accompanying unaudited consolidated balance sheet as discontinued operations.

Net assets of discontinued operations of GMS, determined based upon estimated proceeds at the measurement date, consist of the following:

Balance Sheet Data at October 31, 2002:
Assets	$708
Liabilities	(300)

Net assets of discontinued operations	$408

In addition, based on evaluation of the preliminary discussions regarding the sale of Global Marine, the Company recorded a non-recurring charge in its third quarter 2001 income from discontinued operations to reflect the impairment of goodwill attributed to the investment in Global Marine. This non-recurring charge had no impact on the Company’s liquidity position and eliminates future amortization of goodwill associated with Global Marine. The Company has determined the proceeds received from any future sale of GMS would not be enough to recover its current net asset value which includes the write-down recorded in the third quarter of 2001. As a result, the Company expects to record a significant write-down of the $408 carrying amount for which a precise amount will be determined when upon the emergence from bankruptcy the Company adopts Fresh Start Accounting as provided in SOP 90-7– see Note 1, Background and Organization – Plan of Reorganization.

6.    Insurance

Premiums to date for all insurance policies, including worker’s compensation and disability insurance, have been paid and are in full force and effect.

7.    Asia Global Crossing

AGC is a majority owned subsidiary of the Company. As a result, the financial position of AGC is fully consolidated into the financial results of the Company. AGC’s financial position included in the accompanying unaudited consolidated balance sheet is based upon preliminary results posted by AGC’s management to the Company’s electronic books and records. The Company has not reviewed these preliminary results with the management of AGC.

On November 17, 2002, AGC and one of its wholly owned subsidiaries, AGCDC, filed voluntary petitions for relief under the Bankruptcy Code in the Bankruptcy Court (Case Nos. 02-15749 and 12-15750). On the same date, AGC commenced joint provisional liquidation cases in the Bermuda Court (Case No. 2002:464). In their chapter 11 cases, AGC and AGCDC will be required to follow essentially the same guidelines and requirements as the Debtors. However, AGC and AGCDC’s chapter 11 cases are separate and distinct and will not be jointly administered with the Debtors’ chapter 11 cases. Accordingly, for purposes of the notes to the accompanying unaudited consolidated balance sheet, neither AGC nor AGCDC is included as a “Debtor.”

AGC is seeking to sell substantially all its assets, excluding the assets of PCL and its subsidiaries, pursuant to Section 363 of the Bankruptcy Code and has obtained court approval for bidding procedures. As part of that process, AGC has entered into an agreement for the sale of such assets to Asia Netcom Corporation Limited, a new company organized by China Netcom Corporation (Hong Kong) Limited. If the proposed sale is consummated, the Debtors expect that they will not receive any distribution for the equity interest that they hold in AGC. As a result, the Company is currently evaluating its ongoing requirement to consolidate the financial positions of AGC and its subsidiaries.

On July 19, 2002, AGC announced that PCL, its majority owned subsidiary, and certain subsidiaries of PCL filed voluntary petitions for relief under chapter 11 of title 11 of the Bankruptcy Code in the United States Bankruptcy Court in Delaware (Case Nos. 02-12086 and 02-12088 through 02-12091). In its chapter 11 cases, PCL will be required to follow essentially the same guidelines and requirements as the Debtors. However, PCL’s chapter 11 cases are separate and distinct and will not be jointly administered with the Debtors’ chapter 11 cases. Accordingly, for purposes of the notes to the accompanying unaudited consolidated balance sheet, PCL is not included as a “Debtor.”

On April 30, 2002, AGC agreed to sell its interest in three joint ventures for $120 in cash to its partner Hutchison Whampoa Ltd This sale closed on May 8, 2002. The sale included its 50 percent interest in each of Hutchison Global Crossing, the Hong Kong fixed-line telecommunications company, and Hutchison GlobalCenter, an internet data center company, as well as its 42.5 percent interest in ESD Services, an e-commerce operator. The carrying value of the assets not recovered in the sale, of approximately $450, will be included in the Company’s long-lived asset impairment provision to be recorded as of December 31, 2001 – See Note 1, Background and Organization – Bankruptcy Filing.